SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported)
                         April 18, 2003 (April 17, 2003)


                           NATIONAL STEEL CORPORATION
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


               Delaware                   1-983               25-0687210
             ---------------           ------------        ---------------
     (State or Other Jurisdiction      (Commission          (IRS Employer
          of Incorporation)             File Number)     Identification No.)



4100 Edison Lakes Parkway, Mishawaka, IN                      46545-3440
------------------------------------------                 ----------------
(Address of Principal Executive Office)                       (Zip Code)


Registrant's telephone number, including area code: 574-273-7000

                                       N/A
                   ------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  Other Events and Required Regulation FD Disclosure.

         On April 17, 2003, National Steel Corporation (the "Company") issued a press release announcing that United States Steel Corporation emerged as the highest and best bidder in a competitive auction for substantially all of the Company's principal steelmaking and finishing assets and iron ore pellet operations, subject to bankruptcy court approval. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the Asset Purchase Agreement submitted by United States Steel Corporation is attached hereto as Exhibit 99.2.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         Exhibit
         Number            Description
         -----------       --------------

         99.1 Press Release issued by National Steel Corporation on April 17, 2003.

         99.2 Asset Purchase Agreement submitted by United States Steel Corporation relating to the purchase by United States Steel Corporation of substantially all of the principal steelmaking and finishing assets and iron ore pellet operations of National Steel Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 17, 2003                        NATIONAL STEEL CORPORATION
                                            --------------------------
                                                     Registrant


                                            By:  /s/ Kirk A. Sobecki
                                               ------------------------------
                                                  Kirk A. Sobecki
                                                  Senior Vice President &
                                                  Chief Financial Officer




                                  EXHIBIT INDEX

Exhibit
Number        Description
-----------   --------------

99.1 Press Release issued by National Steel Corporation on April 17, 2003.

99.2 Asset Purchase Agreement submitted by United States Steel Corporation relating to the purchase by United States Steel Corporation of substantially all of the principal steelmaking and finishing assets and iron ore pellet operations of National Steel Corporation.